We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-21141 of Aminco, Inc. of our report dated May 8, 1995 appearing on page 24 of Exhibit 13, Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K for the transition period from April 1, 1995 to December 31, 1996.

PRICE WATERHOUSE LLP

Atlanta, Georgia
March 31, 1997